UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2009

RJO GLOBAL TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

222 S Riverside Plaza
Suite 900
Chicago, IL 60606
(Address of Principal Executive Offices)

(312) 373-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.              Entry into a Material Definitive Agreement.

Effective July 1, 2009, RJO Global Trust (the “Trust”) entered into advisory agreements (each an “Agreement” and together the “Agreements”) with Conquest Capital, LLC (“Conquest”) and Haar Capital Management, LLC (“Haar”) to add Conquest and Haar as commodity trading advisors to the Trust.  Pursuant to the Agreements, beginning on or about July 1, 2009, Conquest and Haar will begin trading assets for the Trust in accordance with their “Macro” and “Discretionary Commodity Trading” programs, respectively.  The Trust will also pay Conquest and Haar an annual management fee of up to 2% of the net asset value of the Trust’s assets traded by each advisor, as well as an incentive fee of up to 20% of the new trading profit (as defined in each Agreement) generated by each advisor.  Any trading losses must be recovered before new trading profit can be earned.

Each Agreement has an initial term of one year, which, unless previously terminated, will automatically renew for additional one-year periods until terminated in accordance with the terms of each Agreement.  Conquest and Haar may terminate their respective Agreement upon written notice sixty days prior to the expiration of any one-year period.  The Trust and R.J. O’Brien Fund Management, LLC (the “Managing Owner”) are entitled to terminate the Agreements at any month-end upon five days’ prior written notice to Conquest or Haar or at any time upon the occurrence of certain events (as specified in each Agreement).  Conquest or Haar are also entitled to terminate their respective Agreement at any time upon thirty days’ written notice to the Trust and Managing Owner if certain other events occur (as specified in each Agreement).

The Trust’s previous allocation and approximate reallocation of its assets effective July 1, 2009, is as follows:

Trading Advisor / Trading Program	Previous Allocation
AIS Futures Management, LLC (MAAP 2X-4X)*	27%
Abraham Trading, L.P. (Trading Diversified)	10%
Global Advisors, L.P. (Commodity Systematic)**	18%
John W. Henry & Company, Inc. (Diversified Plus)	18%
NuWave Investment Management, LLC (Combined Futures Portfolio (2x))	27%

Trading Advisor / Trading Program	New Allocation
Abraham Trading, L.P. (Trading Diversified)	16.66%
Global Advisors (Jersey) Limited (Commodity Systematic)**	16.66%
John W. Henry & Company, Inc. (Diversified Plus)	16.66%
NuWave Investment Management, LLC (Combined Futures Portfolio (2x))	16.66%
Conquest Capital, LLC (Macro)	16.66%
Haar Capital Management, LLC (Discretionary Commodity Trading Program)	16.66%

* The Managing Owner removed AIS Futures Management, LLC as a trading advisor to the Trust effective June 30, 2009.
** The Trust recently executed an advisory agreement with Global Advisors (Jersey) Limited (“GAJL”) to replace its existing advisory agreement with Global Advisors, L.P. (“GALP”).  GALP is currently migrating all of its clients to GAJL.  The accounts managed by GALP and GAJL are managed in the same manner by the same team pursuant to the same trading program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJO Global Trust
(Registrant)

Date:  July 1, 2009

By:	/s/ Annette A. Cazenave
Annette A. Cazaneve Senior Vice President R.J. O'Brien Fund Management, LLC, Managing Owner